Exhibit 10.13

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made and entered into as of _______ between MBIA Inc., a Connecticut corporation (together with its successors and assigns, the “Company”), and __________ (the “Grantee”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Amended and Restated MBIA Inc. Omnibus Incentive Plan (as amended, the “Plan”), pursuant to which the Compensation and Governance Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) may recommend that the Board grant, among other awards, shares of common stock (the “Restricted Stock”), par value $1 per share, of the Company, which are subject to certain forfeiture provisions and/or certain restrictions on transferability selected by the Committee pursuant to the terms of the Plan (capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Plan);

WHEREAS, the Committee and the Board have approved the award to the Grantee on _____ (the “Grant Date”) of (i) [INSERT NUMBER OF TIME BASED RESTRICTED STOCK] shares of Restricted Stock that are subject to the time based restrictions set forth in Section 2(a) below (the “Time-Based Shares”), and (ii) up to [INSERT 200% OF THE TARGET SHARES GRANTED] shares of Restricted Stock that are subject to the performance and time based restrictions set forth in Section 3 below (the “Performance-Based Shares”, and collectively with the Time-Based Shares, the “Shares”), the ultimate number of Performance-Based Shares to be earned being contingent upon the Performance Score (as defined below) as of December 31, 202__, and subject to the terms and restrictions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Grantee (together, the “Parties”) do hereby agree as follows:

1. Grant and Vesting of Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions set forth in this Agreement and in accordance with the Plan, the Company hereby evidences its grant to the Grantee of (i) ___ Time-Based Shares and (ii) [INSERT TARGET NUMBER] Performance-Based Shares (the “Target Performance Shares”). The Target Performance Shares are subject to forfeiture, or additional Performance-Based Shares may be issued to the Grantee, in each case in accordance with Section 3(a) below.

(b) Restriction Period. Except as otherwise provided herein, the Shares granted hereby may not be sold, assigned, transferred, pledged, hypothecated or otherwise directly or indirectly encumbered or disposed of except to the extent that the Shares have become “vested” (i.e., become non-forfeitable) pursuant to Section 2 and 3 below.

2. Vesting of Time-Based Shares.

(a) Vesting of Time-Based Shares. To the extent not previously forfeited and except as set forth in Sections 2(b) and 2(c) below, one-third (1/3) of the Time-Based Shares shall become vested on each of the third (3rd), fourth (4th) and fifth (5th) anniversaries of the Grant Date if the Grantee is continuously employed by the Company, and does not breach the Restrictive Covenants, as defined below, through each such anniversary of the Grant Date. Except as provided in Sections 2(b) and 2(c) below, in the event the Grantee’s employment terminates or breaches the Restrictive Covenants prior to the applicable vesting date, any Time-Based Shares that have not become vested on or prior to such vesting date shall be forfeited by the Grantee.

(b) Early Vesting of Time-Based Shares. Notwithstanding the general provisions of Section 2(a) above, the Time-Based Shares shall become vested immediately upon the occurrence of a Change in Control or upon the Grantee’s death or Disability or the Company’s termination of the Grantee’s employment without Cause.

(c) Retirement. In the event of the Grantee’s Retirement before the applicable vesting dates of the Time-Based Shares, the Time-Based Shares shall remain outstanding and subject to forfeiture through the vesting dates set forth in Section 2(a) above in the event the Grantee violates any applicable restrictions on post-employment activities that may include a non-compete and/or non-solicitation covenant (“Restrictive Covenants”) through such dates. Any Time-Based Shares held by the Grantee after giving effect to the satisfaction of any tax withholding obligation as provided under Section 7 shall be subject to transfer restrictions and may not be sold until such Time-Base Shares would have vested under Section 2(a) had the Grantee remained employed though the applicable vesting date.

3. Earning and Vesting of Performance-Based Shares.

(a) Calculation of Earned Performance Shares. To the extent not previously forfeited, the number of Performance-Based Shares that will be earned by the Grantee as of the Earned Shares Calculation Date (as defined below) (such earned shares, the “Earned Shares”) will be equal to [INSERT TARGET AWARD] multiplied by the Performance Score (determined as set forth below) and rounded to the nearest whole number, provided the Grantee is continuously employed by the Company through such date (except as otherwise set forth below). To the extent the number of Earned Shares is less than the number of Target Performance Shares, the portion of the Target Performance Shares that have not been earned shall be forfeited as of the Earned Shares Calculation Date, without any consideration. To the extent the number of Earned Shares is greater than the number of Target Performance Shares, the Grantee shall, within 60 days of the Earned Shares Calculation Date, be issued additional Performance-Based Shares equal to such excess.

(b) Calculation of Performance Score. The performance score (the “Performance Score”) will be based on the achievement of total shareholder return (“TSR”) (the “Performance Metric”), determined as set forth below, over the three year period (the “Performance Period”) starting on December 31, 202__ and ending on December 31, 202__ (the “Earned Shares Calculation Date”). The Performance Score shall be equal to the percentage score of the Performance Metric, not to exceed 200%, determined as of the Earned Shares Calculation Date based on the percentage achievement of the Performance Metric on such date as set forth in the following table, with the percentage achievement of the Performance Metric between the numbers set forth below to be determined by linear interpolation:

[INSERT PERFORMANCE METRIC]

As used herein TSR will be the percentage total shareholder return calculated as follows: “Performance Period End Price” minus “Performance Period Beginning Price” plus “Total Dividends” divided by “Performance Period Beginning Price” where (x) the “Performance Period Beginning Price” is $___, which was the closing price of the Company’s stock on December 31, 202__, (y) the “Performance Period End Price” is the average closing price of the Company’s stock for the preceding 60 trading days ending on and including the Earned Shares Calculation Date, and (z) the “Total Dividends” is the aggregate amount of dividends paid by the Company during the Performance Period.

(c) Vesting of Earned Shares. To the extent not previously forfeited and except as set forth in Sections 3(d) and 3(e) below, one-third (1/3) of the Earned Shares shall become vested on each of the third (3rd), fourth (4th) and fifth (5th) anniversaries of the Grant Date if the Grantee is continuously employed by the Company, and does not breach the Restrictive Covenants, through each such anniversary. Except as provided in Sections 3(d) and 3(e), in the event the Grantee’s employment terminates or breaches the Restrictive Covenants prior to the applicable vesting date, any Earned Shares (and prior to the Earned Shares Calculation Date, any Target Performance Shares) that have not become vested on or prior to the applicable vesting date shall be forfeited by the Grantee.

(d) Treatment of Performance-Based Shares Upon Change in Control. Notwithstanding the general provisions of Sections 3(a) and Section 3(c) above, the then outstanding Performance-Based Shares shall be treated in a manner consistent with Section 9(a)(ii) of the Plan in the event of a Change in Control. In addition, notwithstanding the general provisions of Section 3(c) above, the Earned Shares shall become vested on the Earned Shares Calculation Date in the event the Grantee’s employment terminates as a result of his death or Disability prior to such date.

(e) Treatment of Performance-Based Shares Upon Retirement; Termination without Cause. In the event of the Grantee’s Retirement or the Grantee is terminated without Cause on or before December 31, 202__, the Performance-Based Shares shall be earned on the Earned Shares Calculation Date (and any additional Earned Shares issue) in accordance with Section 3(a) above. In the event of the Grantee’s Retirement or the Grantee is terminated without Cause prior to the applicable vesting date, the Earned Shares shall remain outstanding and subject to forfeiture in the event the Grantee violates any Restrictive Covenants prior to the vesting dates set forth in Section 3(c) above. Any Earned Shares held by the Grantee after giving effect to the satisfaction of any tax withholding obligation as provided under Section 7 shall be subject to transfer restrictions and may not be sold until such Earned Shares would have vested under Section 3(c) had the Grantee remained employed though the applicable vesting date.

4. No Right to Continued Employment; Post-Employment Restrictions. The grant of the Shares hereunder shall not be construed as granting to the Grantee any right of continued employment, and the right of the Company to terminate the Grantee’s employment at any time at will (whether by dismissal, discharge or otherwise) is specifically reserved.

5. Nonassignability of the Shares. The Shares are personal to the Grantee and, except as expressly permitted in this Agreement or the Plan, no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and no such rights shall be subject to execution, attachment or similar process, except that the Shares may be transferred, in whole or in part, to any Permitted Transferee, provided that such Permitted Transferees shall be bound by the provisions of this Agreement. Any person or entity to whom the Shares have been transferred in whole or in part in accordance with this Section 5 shall, to the extent of the transfer, succeed to the rights and obligations of the Grantee under this Agreement.

6. Legend. Until the vesting of the Shares and the end of any transfer restriction pursuant to Sections 2 and 3 above, each certificate evidencing such Shares shall be registered in the Grantee’s name and shall bear the following legend: “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN A RESTRICTED STOCK AGREEMENT BETWEEN MBIA INC. AND GRANTEE, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.” Promptly following the vesting of any Shares or the end of any transfer restriction with respect to any Shares pursuant to Sections 2 and 3 above, the Grantee or any broker designated by the Grantee shall be furnished certificate(s) or book entry evidence of ownership of such Shares that bear no such legend for any such Shares that have vested or with respect to which the transfer restriction has ended.

7. Withholding. Without limiting the Company’s authority under the Plan, the Grantee agrees that the Company shall withhold a sufficient number of vested Shares that have an aggregate Fair Market Value on the date of vesting required to cover any applicable tax withholding requirements arising out of this Agreement.

8. Amendment or Waiver. No provision of this Agreement may be amended unless such amendment is set forth in a writing that is signed by the Parties and that specifically identifies the provision(s) being amended. No waiver by any person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any breach of a similar or dissimilar condition or provision at the same or any prior or any subsequent time. To be effective, any waiver must be in writing signed by the waiving person.

9. References and Headings. References herein to rights and obligations of the Grantee shall apply, where appropriate, to the estate or other legal representative of the Grantee or his successors and assigns as permitted under this Agreement, as the case may be, without regard to whether specific reference to such estate or other legal representative or his successors and assigns is contained in a particular provision of this Agreement. The headings of Sections contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

10. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered directly to the person concerned or (b) three business days after being sent by postage-prepaid certified or registered mail or by nationally recognized overnight carrier, return receipt requested, duly addressed to the person concerned at the location indicated below (or to such changed address as such party may subsequently by similar process give notice of):

If to the Company, at the Company’s headquarters and to the

attention of the Office of the Secretary, with a copy to

Debevoise & Plimpton LLP, 919 Third Avenue, New York,

New York 10022, Attention: Lawrence K. Cagney.

If to the Grantee, at the Company’s headquarters and to the

attention of the Grantee.

If to a transferee permitted under Section 5, to the address (if any) supplied by the Grantee to the Company.

11. Resolution of Disputes. Any dispute or controversy arising out of or relating to this Agreement, the Grantee’s employment with the Company, or the termination thereof, shall be resolved by binding confidential arbitration, to be held in New York City before three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each of the Parties shall be entitled to appoint one of the three arbitrators and the third arbitrator shall be appointed by the arbitrators appointed by the Parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by the Grantee (or his permitted successors and assigns) in resolving any claim raised in such an arbitration, other than any claim brought by the Grantee (or the Grantee’s permitted successors and assigns) that the arbitrator(s) determine to have been brought (a) in bad faith or (b) without any reasonable basis.

12. The Company’s Representations. The Company represents and warrants that (a) it is fully authorized by action of the Board and of the Committee (and of any other person or body whose action is required) to enter into this Agreement and to perform its obligations hereunder; (b) the grant of the Shares and this Agreement have been approved in accordance with Rule 16b-3(d)(1) promulgated under the 1934 Act; (c) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company; and (d) upon the execution and delivery of this Agreement by the Company and the Grantee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

13. Successors.

(a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, heirs (in the case of the Grantee) and assigns.

(b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights and obligations may be assigned or transferred pursuant to a merger, consolidation or other combination in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company as set forth in this Agreement. In the event of any merger, consolidation, other combination, sale of business and assets, or liquidation as described in the preceding sentence, the Company shall use its best reasonable efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Company hereunder.

14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut without regard to the principles of conflict of laws.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one document.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

MBIA INC.

GRANTEE

Grantee

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